UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778247
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01.	Financial Statements and Exhibits.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Form 8-K filed on December 14, 2009, Virgin Media Inc. (the “Company”) announced the extension of Mark Schweitzer’s contract to June 30, 2010.  On January 26, 2010, the compensation committee (the “Committee”) of the Company’s board of directors, in connection with that extension, approved the following changes to Mr. Schweitzer’s compensation and benefits:

•                  Mr. Schweitzer will have the potential to receive a cash bonus of up to £165,000, equivalent to 50% of his annual base salary, subject to the achievement of certain performance conditions approved by the Committee;

•                  the post-termination exercise period of any stock options held by Mr. Schweitzer that have vested at the time of expiration of his extended contract will be extended from three months to twelve months; and

•                  Mr. Schweitzer will be entitled to receive, on a basis pro rata to his service in 2008 through 2010 as a percentage of the total period, vesting of restricted stock units granted under the 2008/2010 Long Term Incentive Plan to the extent that restricted stock units under that plan ultimately vest.  Subject to the pro ration, these stock units will vest at the same time, and on the same basis, as those payable to other participants of that plan.

The form of the supplemental incentive stock option notice extending the post-termination exercise period for Mr. Schweitzer’s options is attached as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Supplemental Incentive Stock Option Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2010

VIRGIN MEDIA INC.

By:	/s/Bryan H. Hall
Name:	Bryan H. Hall
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of the Supplemental Incentive Stock Option Notice